As filed with the Securities and Exchange Commission on June 25, 2021
Registration No. 333-237157
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1 ON FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Carrier Global Corporation
(Exact name of Registrant as specified in its charter)
Delaware	83-4051582
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
13995 Pasteur Boulevard
Palm Beach Gardens, Florida 33418
(561) 365-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Kevin J. O’Connor
Senior Vice President & Chief Legal Officer
13995 Pasteur Boulevard
Palm Beach Gardens, Florida 33418
(561) 365-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
John C. Kennedy
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
(212) 373-3000 (Telephone)
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	10,000,000 shares	N/A	N/A	N/A
(1)
Represents shares of Common Stock, par value $0.01, per share that may be acquired by participants in the Carrier Global Corporation 2020 Long-Term Incentive Plan (the “Plan”), upon exercise of certain options and stock appreciation rights and upon settlement of certain restricted stock units and performance-based restricted stock units (collectively referred to as “awards”) issued pursuant to the Plan. In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities to be offered or issued pursuant to the awards relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2)
All filing fees payable in connection with the registration of these securities were already paid in connection with the filing of Carrier Global Corporation’s original registration statement on Form S-1 (File No. 333-237157) filed with the Securities and Exchange Commission on March 13, 2020, to which this Registration Statement is Post-Effective Amendment No. 1. Accordingly, no additional filing fee is required.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On November 26, 2018, United Technologies Corporation, since renamed Raytheon Technologies Corporation (“UTC”), announced its intention to spin-off Carrier Global Corporation (“Carrier,” “we,” “us,” “our,” the “Company,” or the “Registrant”) into a separate, publicly traded company (the “Separation”). The Registrant was incorporated in Delaware on March 1, 2019, as a wholly owned subsidiary of UTC. On April 3, 2020, UTC completed the Separation through a pro-rata distribution (the “Distribution”) on a one-for-one basis of all of the outstanding common stock of Carrier to UTC shareowners who held shares of UTC common stock as of the close of business on March 19, 2020, the record date for the Distribution. UTC distributed 866,158,910 shares of Carrier common stock in the Distribution, which was effective at 12:01 a.m., Eastern Time, on April 3, 2020. As a result of the Distribution, UTC shareowners of record received one share of Carrier’s common stock for every one share of UTC common stock, and Carrier became an independent public company.
The Registration Statement on Form S-1, filed with the Securities and Exchange Commission on March 13, 2020, as previously supplemented (the “Registration Statement”), covered the shares of common stock to be acquired by participants in the Carrier Global Corporation 2020 Long-Term Incentive Plan (the “Plan”), upon exercise of certain options to purchase shares of, and stock appreciation rights with respect to, Carrier’s common stock and upon settlement of certain restricted stock units and performance-based restricted stock units (collectively referred to as “awards”) issued pursuant to the Plan.
This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed to convert the Registration Statement into a Registration Statement on Form S-3 and contains an updated prospectus relating to the offering and sale of the common stock remaining available for issuance under the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement amends and restates the information contained in the Registration Statement under the headings contained herein.
All filing fees payable in connection with the registration of the shares of the common stock covered by the Registration Statement were paid by the Registrant at the time of the initial filing of the Registration Statement.

PROSPECTUS

CARRIER GLOBAL CORPORATION

10,000,000 Shares of Common Stock, Par Value $0.01 Per Share
This prospectus covers shares of common stock to be acquired by participants in the Plan, upon the exercise of certain options to purchase shares of, and stock appreciation rights with respect to, Carrier’s common stock and upon settlement of certain restricted stock units and performance-based restricted stock units issued pursuant to the Plan. All awards are subject to the terms of the Plan and the applicable schedule of terms. Any proceeds received by the Registrant from the exercise of stock options and stock appreciation rights covered by the Plan will be used for general corporate purposes.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CARR.” On June 24, 2021, the last sale price of our common stock as reported on the NYSE was $46.22 per share.
In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 5 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 25, 2021.

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ABOUT CARRIER GLOBAL CORPORATION
Carrier is a leading global provider of healthy, safe and sustainable building and cold chain solutions. Our portfolio includes industry-leading brands such as Carrier, Kidde, Edwards, LenelS2 and Automated Logic that offer innovative heating, ventilating and air conditioning (“HVAC”), refrigeration, fire, security and building automation technologies to help make the world safer and more comfortable. Our operations are classified into three segments: HVAC, Refrigeration and Fire & Security, with each segment comprised of groups of similar operating companies.
Our principal executive offices are located at 13995 Pasteur Boulevard, Palm Beach Gardens, Florida 33418, and our telephone number at that location is (561) 365-2000.
WHERE YOU CAN FIND MORE INFORMATION
The Registrant files annual, quarterly, and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto. This website can currently be accessed at www.sec.gov. You can find information we have filed with the SEC by reference to file number 001-39220. Such documents, reports and information are also available on our website: www.corporate.carrier.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus or any accompanying prospectus supplement.
We have filed a post-effective amendment on Form S-3, including exhibits, to our registration statement on Form S-1 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of our common stock being offered by this prospectus. This prospectus is a part of the post-effective amendment, but does not contain all of the information included in the post-effective amendment or the exhibits thereto. You should refer to the registration statement, including its amendments, supplements, exhibits and schedules, for further information about us and our common stock. Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and, if the contract or document is filed as an exhibit to a registration statement, are qualified in all respects by reference to the relevant exhibit.
The SEC allows issuers to “incorporate by reference” the information filed with it, which means that the Registrant can disclose important information to you by referring you to those documents. The information that the Registrant incorporates by reference is an important part of this prospectus, and later information that the Registrant files with the SEC will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items, until the termination of the offering under this prospectus. The following documents are incorporated herein by reference:
1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 9, 2021;
2.
The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 8, 2021, incorporated by reference into Part III of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020;

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on April 29, 2021; and
4.	The Registrant’s Current Reports on Form 8-K filed on February 5, 2021, April 19, 2021, April 20, 2021, April 22, 2021 and June 9, 2021.

The Registrant will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above, by oral request or by written request at the following address:
Carrier Global Corporation
Investor Relations
13995 Pasteur Boulevard
Palm Beach Gardens, Florida 33418
(561) 365-2000
You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement hereto. The Registrant has not authorized any person, including any salesperson or broker, to provide information other than that provided in this prospectus and in any supplement hereto. The Registrant has not authorized anyone to provide you with different information. The Registrant is not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and in any supplement hereto is accurate only as of the date on its cover page and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and other materials Carrier has filed or will file with the SEC contain or incorporate by reference statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “scenario” and other words of similar meaning in connection with a discussion of future operating or financial performance or the Separation. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flows, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, our strategies or transactions, the estimated costs associated with the Separation, our plans with respect to our indebtedness, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation:
•
the effect of economic conditions in the industries and markets in which we and our businesses operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues (including COVID-19 and its effects, among other things, on production and on global supply, demand and distribution as the outbreak continues and results in a prolonged period of travel, commercial and other restrictions and limitations), natural disasters and the financial condition of our customers and suppliers;

•	challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services;
•	future levels of indebtedness, capital spending and research and development spending;
•	future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure and credit ratings;
•	the timing and scope of future repurchases of our common stock, including market conditions and the level of other investing activities and uses of cash;
•	delays and disruption in the delivery of materials and services from suppliers;
•	cost reduction efforts and restructuring costs and savings and other consequences thereof;
•	new business and investment opportunities;
•	risks resulting from being a smaller less diversified company than prior to the Separation;
•	the outcome of legal proceedings, investigations and other contingencies;
•	the impact of pension plan assumptions on future cash contributions and earnings;
•	the impact of the negotiation of collective bargaining agreements and labor disputes;
•
the effect of changes in political conditions in the U.S. (including in connection with the Biden administration in Washington, D.C.) and other countries in which we and our businesses operate, including the effect of changes in U.S. trade policies or the United Kingdom’s withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond;

•
the effect of changes (including potentially as a result of the Biden administration in Washington, D.C.) in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we and our businesses operate;

•	our ability to retain and hire key personnel;

•
the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs;

•	the expected benefits of the Separation;
•	a determination by the U.S. Internal Revenue Service and other tax authorities that the Distribution or certain related transactions should be treated as taxable transactions;
•
risks associated with indebtedness, including that incurred as a result of financing transactions undertaken in connection with the Separation, as well as our ability to reduce indebtedness and the timing thereof;

•	the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the Separation will exceed our estimates; and
•
the impact of the Separation on our business and our resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information as to risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements, see the discussions under “Risk Factors.” In addition, we discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, see “Where You Can Find More Information”. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RISK FACTORS
You should carefully consider any specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, under the caption “Risk Factors” in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 9, 2021, under the caption “Risk Factors” in any of the Registrant’s quarterly reports on Form 10-Q and subsequent annual reports on Form 10-K incorporated by reference in this prospectus before making an investment decision. For more information, see “Where You Can Find More Information.” The Registrant cannot assure you of a profit or protect you against a loss on the shares of common stock that you acquire under the Plan.
USE OF PROCEEDS
Any proceeds received by Carrier from the exercise of Carrier stock options and stock appreciation rights covered by the Plan will be used for general corporate purposes. These proceeds represent the exercise prices for the Carrier stock options and stock appreciation rights.
PLAN OF DISTRIBUTION
Shares offered hereby will be issued upon exercise or settlement of awards issued pursuant to the Plan described below.

DESCRIPTION OF CARRIER CAPITAL STOCK
The following briefly summarizes the material terms of our capital stock that is contained in our amended and restated certificate of incorporation and amended and restated bylaws. These summaries do not describe every aspect of these securities and documents and are subject to all the provisions of our amended and restated certificate of incorporation or amended and restated bylaws and are qualified in their entirety by reference to those documents, which you should read (along with the applicable provisions of Delaware law) for complete information on our capital stock. The amended and restated certificate of incorporation and amended and restated bylaws are included as exhibits to our Annual Report on Form 10-K. The following also summarizes certain relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Since the terms of the DGCL are more detailed than the general information provided below, you should read the actual provisions of the DGCL for complete information.
General
Carrier’s authorized capital stock consists of 4,000,000,000 shares of common stock, par value $0.01 per share, and 250,000,000 shares of preferred stock, par value $0.01 per share.
Approximately 867,898,639 shares of our common stock are issued and outstanding and no shares of our preferred stock are issued or outstanding.
Common Stock
Approximately 867,898,639 shares of our common stock are issued and outstanding, all of which are fully paid and nonassessable.
Common shareowners are entitled to one vote for each share held on all matters submitted to a vote of shareowners.
Common shareowners are entitled to share equally in the dividends, if any, that may be declared by Carrier’s Board of Directors (the “Board”) out of funds that are legally available to pay dividends, but only after payment of any dividends required to be paid on outstanding preferred stock, if any. Upon any voluntary or involuntary liquidation, dissolution or winding up of Carrier, the common shareowners will be entitled to share ratably in all assets of Carrier remaining after we pay all of our debts and other liabilities and any amounts we may owe to the holders of our preferred stock, if any.
Common shareowners do not have any preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of common shareowners are subject to the rights of the shareowners of any series of preferred stock that we will or may designate and issue.
Delaware law and our amended and restated bylaws permit us to issue uncertificated shares of common stock.
Preferred Stock
As noted above, the rights, preferences and privileges of common shareowners may be affected by the rights, preferences and privileges granted to holders of preferred stock. For this reason, you should be aware that the Board has the authority, without further action by the shareowners, to issue shares of preferred stock in one or more series, and to fix the rights, preferences and privileges (including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences) of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any additional series of preferred stock upon the rights of common shareowners until the Board determines the specific rights of the holders of that series. However, the effects might include, among other things (1) restricting dividends on the common stock, (2) diluting the voting power of the common stock, (3) impairing the liquidation rights of the common stock, or (4) delaying or preventing a change in control of Carrier without further action by the shareowners.
No shares of our preferred stock are issued or outstanding.
Charter and Bylaw Provisions
Nine individuals serve on the Board. At each annual meeting of shareowners, the entire Board is elected for a term of one year. Carrier’s amended and restated bylaws provide that the Board may, from time to time, designate the number of directors; however, the number may not be less than five nor more than 14. Vacancies on the Board (except in an instance where a director is removed by shareowners and the resulting vacancy is filled by shareowners) may be filled by a vote of the majority of the directors then in office, even if less than a quorum.
Carrier’s amended and restated bylaws establish advance notice procedures with respect to shareowner proposals and the nomination of candidates for election of directors, other than nominations made by or at the direction of the Board. Eligible shareowners are permitted to include their own director nominees in Carrier’s proxy materials under the circumstances set forth in the amended and restated bylaws. Generally, a shareowner or a group of up to 20 shareowners, who has maintained continuous qualifying ownership of at least 3 percent of Carrier’s outstanding common stock for at least three years, is permitted to include director nominees constituting up to 20 percent of the Board in the proxy materials for an annual meeting of shareowners if such shareowner or group of shareowners complies with the other requirements set forth in the proxy access provision.
Carrier’s amended and restated bylaws include an exclusive forum provision. This provision provides that, unless Carrier consents in writing to the selection of an alternative forum, the sole and exclusive forum for various types of suits will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Such suits include (1) any derivative action or proceeding brought on behalf of Carrier, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director or officer or other employee of Carrier to the company or to Carrier’s shareowners, (3) any action asserting a claim against Carrier or any current or former director or officer or other employee of Carrier arising pursuant to any provision of the DGCL or Carrier’s amended and restated certificate of incorporation or amended and restated bylaws (as either may be amended from time to time), (4) any action asserting a claim related to or involving Carrier that is governed by the internal affairs doctrine or (5) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. Under Carrier’s amended and restated bylaws, to the fullest extent permitted by law, this exclusive forum provision applies to state and federal law claims, including claims under the federal securities laws, including the Securities Act and the Exchange Act, although Carrier shareowners will not be deemed to have waived Carrier’s compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws or otherwise, a court could find the exclusive forum provision contained in Carrier’s amended and restated bylaws to be inapplicable or unenforceable.
Carrier’s amended and restated certificate of incorporation and amended and restated bylaws provide that any action permitted to be taken at an annual or special meeting of shareowners may be effected by the written consent of shareowners if shareowners representing 25 percent of the outstanding voting power of Carrier capital stock have requested a record date for such action and certain other conditions are satisfied in accordance with Carrier’s amended and restated certificate of incorporation and amended and restated bylaws.
Carrier’s amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of shareowners may be called only by the Chairman of the Board or the Chief Executive Officer, a majority of Carrier’s whole Board, or the Secretary at the written request of shareowners with qualifying ownership of at least 15 percent of the outstanding shares of Carrier capital stock entitled to vote generally in the election of directors and subject to the provisions and conditions set forth in Carrier’s amended and restated certificate of incorporation and amended and restated bylaws.
Under Delaware law, the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
Certain of the provisions of Carrier’s amended and restated certificate of incorporation and amended and restated bylaws discussed above and below could discourage a proxy contest or the acquisition of control of a substantial block of our stock. These provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Carrier, even though an attempt to obtain control of Carrier might be beneficial to Carrier and its shareowners.
Carrier’s amended and restated certificate of incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Delaware law. The amended and restated bylaws include provisions indemnifying our directors, officers and employees to the fullest extent permitted by Delaware law, including under circumstances in which indemnification is otherwise discretionary. The amended and restated bylaws additionally include provisions relating to reimbursement by Carrier of expenses reasonably incurred by our current and former directors and officers in advance of the final disposition of any such proceeding, and permitting the Chief Executive Officer or the Chief Legal Officer and the Chief Financial Officer acting together to reimburse the expenses of our current and former employees, agents and fiduciaries in advance of the final disposition of any such proceeding.
Change of Control
Section 203 of the DGCL, under certain circumstances, may make it more difficult for a person who is an “Interested Shareowner,” as defined in Section 203, to effect various business combinations with a corporation for a three-year period. Under Delaware law, a corporation’s certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. However, Carrier’s amended and restated certificate of incorporation and amended and restated bylaws do not exclude us from these restrictions, and these restrictions apply to us.
Listing
Carrier’s common stock is listed on the NYSE under the symbol “CARR.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare.

CARRIER GLOBAL CORPORATION 2020 LONG-TERM INCENTIVE PLAN
The following is a summary of the principal terms of the Plan, which is qualified in its entirety by reference to the full text of the Plan. The Carrier equity-based compensation awards issued in connection with the adjustment of outstanding UTC equity-based compensation awards upon the Distribution were issued pursuant to the Plan and reduced the shares authorized for issuance under the Plan.
Purpose of the Plan
The purpose of the Plan is to enable Carrier to implement a compensation program that correlates compensation opportunities with shareowner value, focuses management on long-term sustainable performance and provides Carrier with a competitive advantage in attracting, retaining and motivating officers, employees and directors.
Administration of the Plan
The Plan is administered by the Board or, if the Board elects, by the Carrier Compensation Committee or any other committee of the Board as designated by the Board from time to time. All references in this section to the “Committee” refer to the Board as a whole or the applicable committee designated by the Board. Subject to applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or other persons it selects, provided that no delegation of authority will be permitted that would cause a transaction pursuant to the Plan to be subject to (and not exempt from) Section 16(b) of the Exchange Act.
Subject to the terms and conditions of the Plan, the Committee (or its delegate) has absolute authority to administer the Plan, including the authority to select the eligible individuals to receive awards, to determine the type of each award, the number of shares to be granted and the terms and conditions of the awards. The Committee also has authority to adopt procedures or sub-plans as necessary or advisable to comply with foreign legal or regulatory provisions for awards granted to participants outside of the United States.
Authorized Shares
The maximum number of shares of Carrier common stock that may be issued pursuant to awards granted under the Plan is 90,000,000, which includes shares subject to awards granted in connection with the adjustment of outstanding UTC equity-based compensation awards that occurred upon the Distribution. Shares issued under the Plan may be authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise, at the sole discretion of the Committee.
Each share of Carrier common stock issued pursuant to a full-value award (i.e., restricted stock, restricted stock units, performance share units and any other award that is not a stock appreciation right or stock option) will reduce the number of shares available for issuance under the Plan by two. Each share of Carrier common stock issued pursuant to a stock appreciation right or stock option will reduce the number of shares available for issuance under the Plan by one.
An employee participant may not be granted: (1) stock appreciation rights and stock options in excess of 2,500,000 shares during any calendar year; (2) full-value awards in excess of 600,000 shares during any calendar year; or (3) cash awards in excess of $10,000,000 during any calendar year. Compensation payable by Carrier to any non-employee director of Carrier, including awards granted under the Plan (with awards valued based on the fair value on the grant date for accounting purposes) and cash fees paid or credited, may not exceed $1,500,000 during any single calendar year. Such limitations do not apply to equity-based compensation awards issued in connection with the adjustment of outstanding UTC equity-based compensation awards that occurred upon the Distribution.
To the extent that any award under the Plan is forfeited, terminates, expires or lapses instead of being exercised, or any award is settled for cash, the shares subject to such awards will not be counted as shares issued under the Plan. If the exercise price of any stock appreciation right or stock option and/or the tax withholding obligations relating to any award are satisfied by delivering shares or Carrier withholding shares relating to such award, the gross number of shares subject to the award shall nonetheless be deemed to have been issued under the Plan.

Eligibility
Directors, officers and employees of Carrier and its subsidiaries and affiliates, and prospective directors, officers and employees who have accepted offers of employment from Carrier and its subsidiaries and affiliates are eligible to receive awards under the Plan. Pursuant to the terms of the Employee Matters Agreement, dated as of April 2, 2020, by and among UTC, Otis Worldwide Corporation (“Otis”) and Carrier, certain employees, officers, and directors of Carrier, UTC and Otis and their respective subsidiaries received equity-based compensation awards under the Plan issued in connection with the adjustment of outstanding UTC equity-based compensation awards that occurred upon the Distribution.
Types of Awards
Stock Appreciation Rights and Stock Options
Stock appreciation rights and stock options entitle the participant to receive an amount in cash or shares with a value equal to the product of: (1) the difference between the fair market value of one share on the exercise date less the exercise price of one share under the applicable stock appreciation right or stock option, multiplied by (2) the number of stock appreciation rights or stock options that have been exercised. Stock options granted under the Plan may either be incentive stock options (“ISOs”), which are intended to qualify for favorable treatment to the recipient under U.S. federal tax law, or nonqualified stock options, which do not qualify for this favorable tax treatment. The exercise price will be determined by the Committee and provided in the applicable award agreement, and will not be less than the fair market value (as defined in the Plan) on the grant date. In no event may any stock appreciation right or stock option granted under the Plan be amended (other than below under “Plan and Award Adjustments”) to: (a) decrease the exercise price; (b) cancel in exchange for cash or other awards or in conjunction with the grant of any new stock appreciation right or stock option with a lower exercise price; or (c) be subject to any action that would be treated, under the applicable stock exchange listing standards or for accounting purposes, as a “repricing,” unless such amendment, cancellation or action is approved by shareowners. The term of each stock appreciation right and stock option is fixed by the Committee, but cannot be more than ten years after the grant date. The effect of a participant’s termination of service on any award held by the participant will be described in the applicable schedule of terms for the award.
A stock option that is intended to qualify as an ISO may not be granted to an eligible individual who at grant owns more than 10% of the total combined voting power of all classes of stock of Carrier, unless at the time the exercise price of such ISO is at least 110% of the fair market value of a share and is not exercisable after the fifth anniversary of the grant date. In addition, the aggregate fair market value of the shares at grant for which ISOs become exercisable by a participant during any calendar year may not exceed $100,000.
Restricted Stock and Restricted Stock Units
Shares of restricted stock are actual shares of Carrier common stock issued to a participant. The Committee determines: (1) the participants eligible to receive restricted stock; (2) the timing of grants; (3) the number of shares to be awarded; (4) the vesting conditions of awards; (5) the conditions in which an award may be subject to forfeiture; and (6) any other terms and conditions of the award, in addition to those contained in the Plan. A participant holding restricted shares will have all the rights of a shareowner of Carrier holding shares of common stock, including, if applicable, the right to vote the shares and the right to receive any dividends (except as otherwise noted under “Dividends and Dividend Equivalents” below).
Restricted stock units, which include deferred stock units and performance share units, are awards denominated in shares that will be settled, subject to the applicable award’s terms and conditions, in a specified number of shares of Carrier common stock or cash equal to the fair market value of the number of shares of common stock. The Committee may require that restricted stock units vest based on either the continued service of the participant, the attainment of performance goals or a combination of both. Restricted stock units will be settled upon vesting or at a later time if permitted pursuant to a deferred compensation arrangement. Certain restricted stock unit awards may be eligible for dividends or dividend equivalents.
Performance Awards
The grant or vesting of awards under the Plan may be conditioned on the achievement of performance goals established by the Committee, which may be based on attainment of specified levels of one or more of the following measures, or of any other measures determined by the Committee in its discretion, including: stock price, total shareowner return, earnings (whether based on earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, return on equity, return on sales, return on assets or operating or net assets, market share, objective customer service measures or indices, pre- or after-tax income, net income, cash flow (before or after dividends or other adjustments), free cash flow, cash flow per share (before or after dividends or other adjustments), gross margin, working capital and gross inventory turnover, risk-based capital, revenues, revenue growth, return on capital (whether based on return on total capital or return on invested capital), cost control, gross profit, operating profit, unit volume and sales, in each case with respect to Carrier or any one or more subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).
Other Stock-Based Awards
Other stock-based awards are awards under the Plan not otherwise specifically described in the Plan that are valued by reference to, or otherwise relate to, shares of Carrier common stock, and which are subject to terms and conditions consistent with the terms of the Plan that are determined by the Committee.
Cash Awards
Cash awards are awards under the Plan that are denominated and payable in cash and which are subject to such terms and conditions consistent with the terms of the Plan as are determined by the Committee.
Dividends and Dividend Equivalents
Any dividends or dividend equivalents credited with respect to any award under the Plan will be subject to the same time and/or performance-based vesting conditions applicable to such award and will, if vested, be delivered or paid at the same time as the underlying award. The schedule of terms for the award will specify if the award is subject to dividend or dividend equivalent payments. Stock appreciation rights and stock options cannot receive dividend or dividend equivalent payments under the Plan.
Minimum Vesting Period
The Committee may not grant awards with a designated vesting period of less than one year, except for awards granted to a maximum of 5% of the authorized share reserve under the Plan. Such minimum vesting period does not apply to equity-based compensation awards issued in connection with the adjustment of outstanding UTC equity-based compensation awards that occurred upon the Distribution.
Plan and Award Adjustments
The Committee has discretion to make adjustments to the Plan and outstanding awards in limited circumstances, as described below.
Corporate Transactions and Other Corporate Events
In the event of a: (1) a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of an equity interest in a subsidiary or affiliate, or similar event affecting Carrier or any of its subsidiaries; or (2) a stock dividend, stock split, reverse stock split, reorganization, share combination or recapitalization or similar event affecting the capital structure of Carrier, or a disaffiliation, separation or spinoff, or other extraordinary dividend, the Committee may in its discretion, in the case of events described in clauses (1) and (2), make such substitutions or adjustments as it deems appropriate and equitable to: (a) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan; (b) the various maximum limitations on the grants to individuals of certain types of awards; (c) the number and kind of shares or other securities subject to outstanding awards; (d) financial goals or results relating to a performance goal; and (e) the exercise price of outstanding awards. In the case of certain corporate transactions, such an adjustment may consist of cancellation of outstanding awards in exchange for payments of cash, property or a combination of both having an aggregate value equal to the value of such awards, which in the case of an option may be the excess, if any of the deal consideration per share over the per share exercise price.

Change in Control
Upon a change in control of Carrier, participants in the Plan will be granted replacement awards by the acquiring or surviving company that are of the same type held prior to the change in control. Performance awards will be converted into replacement time-based awards for the remainder of the applicable performance period (or such shorter period determined by the Committee), with the number of underlying shares determined based on the greater of actual performance through the latest practicable date prior to the change in control and target performance. Replacement awards will generally continue to vest on the same schedule as the original awards, except that, if a participant’s employment is terminated by Carrier other than for cause, or if the participant terminates for “good reason,” in each case, within the 24 months following the change in control, then the participant’s replacement awards will become vested in full. In the event an acquiring or surviving company refuses to issue replacement awards, or if the acquiring or surviving company is not a publicly held company, then all awards under the Plan will become vested in full upon the change in control, with performance awards vesting at the greater of actual performance through the latest practicable date prior to the change-in-control and target performance. The terms “cause,” “good reason” and “change in control” are defined in the Plan, except that, in the case of a participant who is covered by the Carrier Change in Control Severance Plan, the terms “cause” and “good reason” are defined in such plan.
Plan and Award Amendments
The Committee may amend, alter or discontinue the Plan at any time, subject to two limitations. First, no amendment, alteration or discontinuance may materially impair the rights of a participant with respect to a previously granted award without the participant’s consent (unless the amendment is required to comply with applicable law, stock exchange rules, tax rules or accounting rules). Second, an amendment must receive approval of shareowners, if required by applicable law, or the applicable stock exchange listing standards. The Committee may unilaterally amend the terms of any outstanding award, but no such amendment shall, without the participant’s consent and except as otherwise described above, materially impair the rights of any participant with respect to an award, except such an amendment made to cause this Plan or award to comply with applicable law, applicable stock exchange listing standards or accounting rules.
Clawback Provisions
The Committee has the authority, in the event of certain types of misconduct or upon the occurrence of specified events to cancel awards, including vested awards, and to recoup gains realized by participants from previous awards under the Plan.
Term of the Plan
The Plan was effective as of the Distribution and, unless earlier terminated by the Committee, will terminate on the tenth anniversary of the effective date.

LEGAL MATTERS
The validity of the shares of our common stock issuable under the Plan were passed upon by William Langston, Esq., Assistant Corporate Secretary of Carrier.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
With respect to the unaudited financial information of Carrier Global Corporation for the three-month periods ended March 31, 2021 and 2020, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 29, 2021 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses Of Issuance And Distribution
The following table sets forth the costs and expenses payable by the registrant in connection with the issuance of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.
Item	Amount
Securities and Exchange Commission registration fee	$21,630.25*
Legal fees and expenses	50,000
Accounting fees and expenses	30,000
Printing expenses	50,000
Total	$151,630.25
*
The Securities and Exchange Commission registration fee payable in connection with the issuance of the securities being registered was previously paid in connection with the filing of the registrant’s original registration statement on Form S-1 (File No. 333-237157) filed with the Securities and Exchange Commission on March 13, 2020, to which this Registration Statement is Post-Effective Amendment No. 1.

Item 15.	Indemnification Of Directors And Officers
Section 5.1 of the Registrant’s amended and restated bylaws requires the Registrant to indemnify and hold harmless, to the full extent permitted under the DGCL, each person who is made or threatened to be made a party to (or, in the case of directors and officers, otherwise involved in) any threatened, pending or completed action, suit, arbitration, alternative dispute resolution procedure, legislative hearing or inquiry or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, employee or officer of the Registrant, of any constituent corporation absorbed in a consolidation or merger or of a subsidiary of the Registrant, or serves or served as such or in a fiduciary capacity with another enterprise at the request of the Registrant, any such constituent corporation or a subsidiary of the Registrant. Such indemnification will cover all expenses, liabilities and losses reasonably incurred by such individuals.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareowners.
Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
As authorized by the Registrant’s amended and restated bylaws, the Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
To the fullest extent permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its shareowners for monetary damages for breach of fiduciary duty as a director.
Item 16.	Exhibits and Financial Statement Schedules
Exhibit Number	Exhibit Description
2.1
Separation and Distribution Agreement, dated as of April 2, 2020, by and among United Technologies Corporation, Otis Worldwide Corporation and Carrier Global Corporation (incorporated by reference to Exhibit 2.1 of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on April 3, 2020)

3.1
Amended and Restated Certificate of Incorporation of Carrier Global Corporation (incorporated by reference to Exhibit 3.1(b) of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on April 3, 2020)

3.2	Amended and Restated Bylaws of Carrier Global Corporation (incorporated by reference to Exhibit 3.2 of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on December 14, 2020)

Exhibit Number	Exhibit Description
5.1	Opinion of William Langston, Esq., Assistant Corporate Secretary
10.1
Employee Matters Agreement, dated as of April 2, 2020, by and among United Technologies Corporation, Otis Worldwide Corporation and Carrier Global Corporation (incorporated by reference to Exhibit 10.3 of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on April 3, 2020)

10.2	Carrier Global Corporation 2020 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.5 of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on April 3, 2020)
15.1	Awareness Letter of PricewaterhouseCoopers LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of William Langston, Esq., Assistant Corporate Secretary (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this Registration Statement)

Item 17.	Undertakings
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)
That, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 25, 2021, in the City of Palm Beach Gardens, State of Florida.
CARRIER GLOBAL CORPORATION

By:	/s/ Patrick Goris
Patrick Goris
Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
BE IT KNOWN BY THESE PRESENT, that each director whose signature appears below constitutes and appoints DAVID GITLIN, PATRICK GORIS and KYLE CROCKETT and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and otherwise, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on June 25, 2021.
Signature	Title

/s/ David Gitlin	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
David Gitlin

/s/ Patrick Goris	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Patrick Goris

/s/ Kyle Crockett	Vice President, Controller (Principal Accounting Officer)
Kyle Crockett

/s/ John V. Faraci	Director
John V. Faraci

/s/ Jean-Pierre Garnier	Director
Jean-Pierre Garnier

/s/ John J. Greisch	Director
John J. Greisch

/s/ Charles M. Holley, Jr.	Director
Charles M. Holley, Jr.

Signature	Title

/s/ Michael M. McNamara	Director
Michael M. McNamara

/s/ Michael A. Todman	Director
Michael A. Todman

/s/ Virginia M. Wilson	Director
Virginia M. Wilson

/s/ Beth A. Wozniak	Director
Beth A. Wozniak